Exhibit 99.1
NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

April 22, 2026, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2026 of $198.4 million, or $67.76 per diluted share. Net income and diluted earnings per share for the first quarter ended March 31, 2026 decreased 34% and 29%, respectively, when compared to 2025 first quarter net income of $299.6 million, or $94.83 per diluted share. Consolidated revenues for the first quarter of 2026 totaled $1.88 billion, which decreased 22% from $2.40 billion in the first quarter of 2025.
Homebuilding
New orders in the first quarter of 2026 increased by 7% to 5,738 units, when compared to 5,345 units in the first quarter of 2025. The average sales price of new orders in the first quarter of 2026 was $440,100, a decrease of 2% when compared with the first quarter of 2025. The cancellation rate in the first quarter of 2026 was 14% compared to 16% in the first quarter of 2025. Settlements in the first quarter of 2026 decreased by 22% to 4,015 units, compared to 5,133 units in the first quarter of 2025. The decrease in settlements was primarily attributable to a 15% lower backlog balance of homes sold but not settled entering the first quarter of 2026 compared to the same period in 2025. The average settlement price in the first quarter of 2026 was $457,000, which remained relatively flat when compared to the first quarter of 2025. As of March 31, 2026 our backlog of homes totaled 10,171 units, which was flat compared to March 31, 2025, while the dollar value of backlog declined 3% to $4.70 billion.
Homebuilding revenues of $1.83 billion in the first quarter of 2026 decreased by 22% compared to homebuilding revenues of $2.35 billion in the first quarter of 2025. Gross profit margin in the first quarter of 2026 decreased to 19.6%, compared to 21.9% in the first quarter of 2025. Gross profit margin was negatively impacted by continued pricing pressure and higher lot costs. Income before tax from the homebuilding segment totaled $224.6 million in the first quarter of 2026, a decrease of 39% when compared to the first quarter of 2025.
Mortgage Banking
Mortgage closed loan production in the first quarter of 2026 totaled $1.05 billion, a decrease of 27% when compared to the first quarter of 2025. Income before tax from the mortgage banking segment totaled $27.1 million in the first quarter of 2026, a decrease of 17% when compared to $32.5 million in the first quarter of 2025.
Effective Tax Rate
Our effective tax rate for the three months ended March 31, 2026 was 21.2% compared to 25.5% for the three months ended March 31, 2025. The decrease in the effective tax rate in the first quarter of 2026 was primarily attributable to a higher income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $12.6 million and $2.7 million for the three months ended March 31, 2026 and March 31, 2025, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-seven metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,”

“should,” “could,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, and projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025

Homebuilding:
Revenues	1,834,879	$2,350,445
Other income	28,049	26,712
Cost of sales	(1,474,539)	(1,835,375)
Selling, general and administrative	(156,971)	(165,117)
Interest expense	(6,854)	(7,181)
Homebuilding income	224,564	369,484

Mortgage Banking:
Mortgage banking fees	46,184	52,587
Interest income	3,629	3,806
Other income	777	1,093
General and administrative	(23,127)	(24,693)
Interest expense	(333)	(273)
Mortgage banking income	27,130	32,520

Income before taxes	251,694	402,004
Income tax expense	(53,335)	(102,428)

Net income	$198,359	$299,576

Basic earnings per share	$71.33	$100.41

Diluted earnings per share	$67.76	$94.83

Basic weighted average shares outstanding	2,781	2,984

Diluted weighted average shares outstanding	2,928	3,159

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Homebuilding:
Cash and cash equivalents	$1,645,786	$1,883,844
Restricted cash	40,606	34,348
Receivables	35,423	32,742
Inventory:
Lots and housing units, covered under sales agreements with customers	1,652,220	1,410,695
Unsold lots and housing units	244,499	252,029
Land under development	19,433	39,312
Building materials and other	22,358	21,524
	1,938,510	1,723,560

Contract land deposits, net	938,981	851,458
Property, plant and equipment, net	100,899	103,770
Operating lease right-of-use assets	108,985	110,535
Other assets	335,331	349,306
	5,144,521	5,089,563
Mortgage Banking:
Cash and cash equivalents	36,281	32,642
Restricted cash	7,014	6,047
Mortgage loans held for sale, net	287,475	571,596
Property and equipment, net	7,892	7,727
Operating lease right-of-use assets	23,035	23,953
Other assets	79,560	125,402
	441,257	767,367
Total assets	$5,585,778	$5,856,930

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	March 31, 2026	December 31, 2025
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$332,321	$259,244
Accrued expenses and other liabilities	374,987	376,976
Customer deposits	273,422	249,210
Operating lease liabilities	116,040	117,589
Senior notes	908,662	909,160
	2,005,432	1,912,179
Mortgage Banking:
Accounts payable and other liabilities	61,162	53,738
Operating lease liabilities	25,150	26,144
	86,312	79,882
Total liabilities	2,091,744	1,992,061

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2026 and December 31, 2025	206	206
Additional paid-in capital	3,202,642	3,155,367
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both March 31, 2026 and December 31, 2025	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	16,585,128	16,386,769
Less treasury stock at cost – 17,823,503 and 17,755,943 shares as of March 31, 2026 and December 31, 2025, respectively	(16,293,942)	(15,677,473)
Total shareholders' equity	3,494,034	3,864,869
Total liabilities and shareholders' equity	$5,585,778	$5,856,930

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2026		2025
	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	1,917	$499.3	1,866	$514.5
North East (2)	469	$612.0	377	$695.0
Mid East (3)	1,183	$425.3	1,098	$419.9
South East (4)	2,169	$358.8	2,004	$356.3
Total	5,738	$440.1	5,345	$448.5

	Three Months Ended March 31,
	2026		2025
	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	1,418	$520.4	2,050	$527.9
North East (2)	366	$657.1	471	$613.2
Mid East (3)	722	$430.0	1,013	$407.1
South East (4)	1,509	$361.7	1,599	$354.6
Total	4,015	$457.0	5,133	$457.9

	As of March 31,
	2026		2025
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	3,659	$515.7	3,884	$535.7
North East (2)	1,076	$625.6	961	$694.4
Mid East (3)	2,094	$431.4	2,130	$422.6
South East (4)	3,342	$369.6	3,190	$372.9
Total	10,171	$462.0	10,165	$475.9

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Average active communities:
Mid Atlantic (1)	124	120
North East (2)	31	24
Mid East (3)	99	93
South East (4)	178	164
Total	432	401

	Three Months Ended March 31,
	2026	2025
Homebuilding data:
New order cancellation rate	14%	16%
Lots controlled at end of period	181,700	167,600

Mortgage banking data:
Loan closings	$1,052,984	$1,432,922
Capture rate	83%	86%

Common stock information:
Shares outstanding at end of period	2,731,827	2,944,615
Number of shares repurchased	90,180	77,120
Aggregate cost of shares repurchased	$631,956	$583,394

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida, Georgia and Kentucky

Investor Relations Contact:
Ryan Sheplee
(703) 956-4243
ir@nvrinc.com